SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A
                               Amendment to Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: November 21, 1997

                          LEE ENTERPRISES, INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                      1-6227                  42-0823980
----------------------------     ----------------------      -------------------
(State of Other Jurisdiction     Commission File Number       (I.R.S. Employer
       of Incorporation                                      Identification No.)

  215 N. Main Street, Davenport, Iowa                               52801
----------------------------------------                          ----------
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code (319) 383-2100

                                 AMENDMENT NO. 1

The undersigned registration hereby amends the following items, financial statements, exhibits or other portions of its September 8, 1997 current report on Form 8-K as set forth in the pages attached hereto:

(List all such items, financial statements, exhibits or other portions amended)

                                 ITEM 7 A AND B

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                      LEE ENTERPRISES, INCORPORATED
                                      (Registrant)

                                       By /s/ G. C. Wahlig
                                          ---------------------------------
                                          G. C. Wahlig, Chief Accounting Officer

Date 11/12/97

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial statements of the business acquired:

         Financial Statements and Independent Auditor's Report on the financial statements of Pacific Northwest Publishing Group as of September 29, 1996 and for the four months ended January 28, 1996 and the eight months ended September 29, 1996

         Unaudited financial statements of Pacific Northwest Publishing Group as of June 29, 1997 and for the 9 months then ended and for the five months ended June 30, 1996 and the four months ended January 28, 1996

(b) Pro Forma Financial Information of Lee Enterprises, Incorporated and subsidiaries

         Unaudited Pro Forma consolidated balance sheets as of June 30, 1997

         Unaudited Pro Forma consolidated statements of income for the fiscal year ended September 29, 1996 and for the nine month period ended June 29, 1997

         Notes to unaudited Pro Forma financial statements

(c)  Exhibits:

         (1) Stock Purchase Agreement by and between Lee Enterprises, Incorporated and ABC, Inc. dated July 25, 1997

                          INDEPENDENT AUDITOR'S REPORT


    To the Board of Directors
    Lee Enterprises, Incorporated
    Davenport, Iowa

    We have audited the accompanying combined balance sheet of The Pacific Northwest Publishing Group, a division of ABC, Inc. as of September 29, 1996, and the related combined statements of income and division's equity and cash flows for the four months ended January 28, 1996 and the eight months ended September 29, 1996. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of The Pacific Northwest Publishing Group as of September 29, 1996, and the combined results of its operations and its cash flows for the four months ended January 28, 1996 and eight months ended September 29, 1996 in conformity with generally accepted accounting principles.



    /s/ McGLADREY & PULLEN, LLP


    Davenport, Iowa
    August 29, 1997, except for Note 7 as to which the date is September 8, 1997

THE PACIFIC NORTHWEST PUBLISHING GROUP
A DIVISION OF ABC, INC.

COMBINED STATEMENTS OF INCOME AND DIVISION'S EQUITY



                                          Preacquisition  Postacquisition
                                           Eight Months     Four Months
                                              Ended            Ended
                                           September 29,     January 28,
                                               1996             1996
--------------------------------------------------------------------------
Operating revenue:
   Advertising .........................   $ 26,639,952    $ 11,386,199
   Circulation .........................      1,908,742         928,959
   Other ...............................      5,469,565       3,011,533
                                           ------------    ------------
                                            34,018,259       15,326,691
                                           ------------    ------------

Operating expenses:
   Compensation costs ..................     12,052,033       5,646,068
   Newspaper and ink ...................      5,849,270       2,952,307
   Depreciation ........................        887,567         437,172
   Amortization ........................      2,533,333         125,037
   Other ...............................      6,326,751       2,940,559
                                           ------------    ------------
                                             27,648,954      12,101,143
                                           ------------    ------------

              Operating income .........      6,369,305       3,225,548

Interest income ........................         71,679          37,911
                                           ------------    ------------

              Income before income taxes      6,440,984       3,263,459

Income taxes, current ..................      3,545,000       1,338,000
                                           ------------    ------------
              Net income ...............      2,895,984       1,925,459

Division's equity at beginning of period    167,687,837      20,761,274
   Transfers to parent, net ............     (6,511,957)       (778,958)
                                           ------------    ------------
Division's equity at end of period .....   $164,071,864    $ 21,907,775
                                           ============    ============

See Notes to Combined Financial Statements.

THE PACIFIC NORTHWEST PUBLISHING GROUP
A DIVISION OF ABC, INC.

COMBINED BALANCE SHEET


                                                                 Postacquisition
                                                                  September 29,
ASSETS                                                                1996
--------------------------------------------------------------------------------
Current Assets:
   Cash and cash equivalents ...................................    $    673,872
   Trade receivables, less allowance for
      doubtful accounts of $382,316 ............................       4,518,628
   Inventories .................................................         560,952
   Deferred income taxes .......................................         400,000
   Prepaid expenses and other ..................................         101,224
                                                                    ------------
              Total current assets .............................       6,254,676
                                                                    ------------

Investments ....................................................          10,080
                                                                    ------------

Property and Equipment:
   Land and improvements .......................................       2,396,548
   Buildings and improvements ..................................       7,741,542
   Equipment ...................................................      12,252,291
                                                                    ------------
                                                                      22,390,381
   Less accumulated depreciation ...............................      10,705,003
                                                                    ------------
                                                                      11,685,378
                                                                    ------------

Intangibles, net of accumulated amortization of $2,533,333 .....     149,466,667
                                                                    ------------
                                                                    $167,416,801
                                                                    ============


LIABILITIES AND DIVISION'S EQUITY
--------------------------------------------------------------------------------
Current Liabilities:
   Accounts payable ............................................    $    537,868
   Compensation and other accruals .............................       2,190,958
   Unearned income .............................................         616,111
                                                                    ------------
              Total current liabilities ........................       3,344,937
                                                                    ------------

Division's Equity ..............................................     164,071,864
                                                                    ------------
                                                                    $167,416,801
                                                                    ============

See Notes to Combined Financial Statements.

THE PACIFIC NORTHWEST PUBLISHING GROUP
A DIVISION OF ABC, INC.

COMBINED STATEMENTS OF CASH FLOWS

                                                                      Postacquisition  Preacquisition
                                                                            Eight           Four
                                                                            Months         Months
                                                                            Ended           Ended
                                                                        September 29,     January 28,
                                                                             1996            1996
------------------------------------------------------------------------------------------------------
Cash Provided by Operating Activities:
   Net income ........................................................   $2,895,984    $1,925,459
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation ...................................................      887,567       437,172
      Amortization ...................................................    2,533,333       125,037
      Changes in assets and liabilities:
        (Increase) decrease in receivables ...........................     (426,597)      400,977
        (Increase) decrease in inventories, prepaid expenses and other      447,522      (163,041)
        Increase (decrease) in accounts payable, accrued expenses
           and unearned income .......................................    1,192,324    (1,395,681)
                                                                         ----------    ----------
              Net cash provided by operating activities ..............    7,530,133     1,329,923
                                                                         ----------    ----------

Cash Required for Investing Activities, purchase of property
   and equipment .....................................................     (793,263)     (276,932)
                                                                         ----------    ----------

Cash Required For Financing Activities,
   transfers to parent company .......................................   (6,511,957)     (778,958)
                                                                         ----------    ----------

              Net increase in  cash and cash equivalents .............      224,913       274,033

Cash and cash equivalents:
Beginning ............................................................      448,959       174,926
                                                                         ----------    ----------
Ending ...............................................................   $  673,872    $  448,959
                                                                         ----------    ----------

Supplemental Disclosures of Cash Flow Information, cash transfers
   to parent for taxes ...............................................   $3,545,000    $1,338,000
                                                                         ==========    ==========

See Notes to Combined Financial Statements.

THE PACIFIC NORTHWEST PUBLISHING GROUP
A DIVISION OF ABC, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS


--------------------------------------------------------------------------------


Note 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:

The Pacific Northwest Publishing Group (the Group) is operated as a division of ABC, Inc., which is owned by The Walt Disney Company (Disney) and is not a legal entity. The Group publishes two daily newspapers, six weekly newspapers, and sixteen specialty publications in Oregon, Washington, Utah, and Nevada. On June 30, 1997, ABC, Inc. transferred the assets and liabilities of the Group to Oregon News Media, Inc., Southern Utah Media, Inc., and Nevada Media, Inc.

Basis of presentation:

For all periods presented, the accounts of the Group were included in the publishing group of ABC, Inc. and were not presented on a combined basis as those of a separate reporting entity. Accordingly, the accounts included in the accompanying financial statements were carved out of the ABC, Inc. historical accounting records. For all periods presented, the financial statements of the Group include the accounts of the above newspapers and specialty publications.

On February 9, 1996, Disney completed its acquisition of ABC, Inc. (formerly known as Capital Cities/ABC, Inc.) which owned the Group. The acquisition was accounted for as a purchase and the total purchase price allocated to the Group was approximately $168,000,000 based on the estimated fair value of the Group's net assets. The excess of the purchase price over the Group's net tangible assets, was approximately $152,000,000. This amount is being amortized on a straight-line basis over forty years.

This change in ownership occurred as of an interim date. In the accompanying statements of income and division's equity and cash flows the periods captioned as "preacquisition" include those when the Group was owned by ABC, Inc., while the period identified as "postacquisition" represents the Group after ABC, Inc. was acquired by Disney.

Significant accounting policies:

Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of   combination:  The  combined  financial  statements  include  the accounts of properties outlined above. All significant intercompany items have been eliminated.

Cash and cash equivalents: For the purpose of reporting cash flows, the Group considers all highly liquid debt instruments purchased with an original maturity of three months or less at date of acquisition to be cash equivalents.

Inventories: Newsprint inventories are priced at the lower of cost or market with cost being determined primarily by the last-in, first-out method. Newsprint inventories as of September 29, 1996 were less than replacement cost by $98,000.

Property and equipment: Property and equipment is carried at cost. Depreciation is computed primarily by the straight-line method. The estimated useful lives in years are as follows:

                                                              Year
                                                          -------------

     Land improvements                                      10 - 25
     Buildings and improvements                              5 - 10
     Equipment                                               5 - 10

Intangibles: Intangibles consist primarily of the excess costs over fair value of net assets of businesses acquired. Intangibles are being amortized by the straight-line method over forty years.

The Group reviews its intangibles and other long-lived assets annually to determine potential impairment. In performing the review, the Group estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment is recognized.

Advertising costs: Advertising costs are expensed as incurred.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fiscal year: The Group's fiscal year ends on the last Sunday of September each year. The four months ended January 28, 1996 consisted of 17 weeks and the eight months ended September 29, 1996 consisted of 35 weeks.


Note 2.  Related Party Transactions

The combined financial statements include allocations from ABC, Inc. for the costs of functions and services performed centrally. All allocations and estimates were based on assumptions that ABC, Inc.'s management believed were reasonable in the circumstances. These allocations and estimates are not necessarily indicative of the expenses that would have resulted if the Group had been operated as a separate entity. Included in other expenses for these corporate overhead allocations are approximately $303,000 and $275,000 for the eight months ended September 29, 1996 and four months ended January 28, 1996, respectively.


Note 3.  Discretionary Bonuses

The Group pays discretionary bonuses to its key employees. The amounts of these bonuses charged to compensation expense were approximately $362,000 and $164,000 for the eight months ended September 29, 1996 and four months ended January 28, 1996, respectively.

The Group entered into employment contracts with key employees that require certain future performance bonuses, along with bonuses if the employees remain with the Group until the sale of the Group was completed.


Note 4.  Profit-Sharing Plan

The Group has a profit-sharing plan for those employees who meet the eligibility requirements set forth in the plan and are employed by publications that participate in the plan. Substantially all of the Group's publications and full-time employees are covered by the plan. The Group's contributions vest 10% a year through four years of service and 20% a year thereafter until fully vested after seven years. Effective January 1, 1996, the plan was merged into the parent company's plan; however, the terms remained substantially the same. The amounts of the contribution to the plan are at the discretion of the parent Company's Board of Directors. The amounts charged to compensation expense for the Group's contributions were approximately $630,000 and $197,000 for the eight months ended September 29, 1996 and four months ended January 28, 1996, respectively.

Note 5.  Lease Commitments and Total Rental Expense

The Group leases buildings for the operations of certain locations under various leases that expire from 1997 to 2001. The total aggregate minimum rental commitment at September 29, 1996 under these leases is approximately $515,000 which is due as follows:

   Year ending September:
      1997                                              $       155,000
      1998                                                      154,000
      1999                                                      126,000
      2000                                                       65,000
      2001                                                       15,000
                                                        ---------------
                                                        $       515,000
                                                        ===============

The Group also leases other property and equipment on a month-to-month basis.

The total rental expense included in the combined income statements for the eight months ended September 29, 1996 and four months ended January 28, 1996 was approximately $217,000 and $108,000, respectively.

Note 6.  Income Tax Matters

The Group is included in the consolidated federal and state income tax returns of Disney for taxable years ended after February 9, 1996 and ABC, Inc. for taxable years ended on or before February 9, 1996. Income tax expense in the Group's statements of income has been computed based on a separate return basis.

The reconciliation of income tax computed at the U.S. federal statutory rate to income tax expense is as follows:

                                                             % of Pre-Tax
                                                                Income
                                                     ---------------------------
                                                         Eight       Four Months
                                                     Months Ended      Ended
                                                     September 29,   January 28,
                                                          1996         1996
                                                     ---------------------------

Computed "expected" income tax expense .............      35.0%       35.0%
State income taxes, net of federal tax benefit .....       4.5         4.5
Goodwill amortization ..............................      15.5         1.5
                                                          -----       -----
                                                          55.0%       41.0%
                                                          =====       =====

Net deferred tax assets consist of the following components as of September 29, 1996:

Accrued compensation ....................................               $192,000
Receivable allowance ....................................                130,000
Accrued expenses ........................................                 78,000
                                                                        --------
                                                                        $400,000
                                                                        ========


Note 7.  Subsequent Event

On July 25, 1997 Disney signed an agreement to sell the Group to Lee Enterprises, Incorporated. The transaction closed on September 8, 1997.

THE PACIFIC NORTHWEST PUBLISHING GROUP
A DIVISION OF ABC, INC.

INTERIM COMBINED STATEMENTS OF INCOME AND
STOCKHOLDER'S EQUITY
(UNAUDITED)

                                                      Preacquisition        Postacquisition
                                              -----------------------------      Months
                                               Nine Months     Five Months        Ended
                                                  Ended           Ended        January 28,
                                              June 29, 1997   June 30, 1996       1996
------------------------------------------------------------------------------------------
Operating revenue:
   Advertising ............................    $30,132,975     $16,626,786     $11,386,199
   Circulation ............................      2,129,333       1,189,569         928,959
   Other ..................................      5,950,704       3,609,415       3,011,533
                                              ------------    ------------    ------------
                                                38,213,012      21,425,770      15,326,691
                                              ------------    ------------    ------------

Operating expenses:
   Compensation costs .....................     14,187,204       7,512,902       5,646,068
   Newspaper and ink ......................      5,464,481       3,933,970       2,952,307
   Depreciation ...........................      1,108,378         565,798         437,172
   Amortization ...........................      2,870,289       1,583,333         125,037
   Other ..................................      7,005,230       3,865,389       2,940,559
                                              ------------    ------------    ------------
                                                30,635,582      17,461,392      12,101,143
                                              ------------    ------------    ------------

              Operating income ............      7,577,430       3,964,378       3,225,548

Interest income ...........................         91,084          42,773          37,911
                                              ------------    ------------    ------------

              Income before income taxes ..      7,668,514       4,007,151       3,263,459

Income taxes ..............................      4,163,000       2,208,000       1,338,000
                                              ------------    ------------    ------------
              Net income ..................      3,505,514       1,799,151       1,925,459

Stockholder's equity at beginning of period    164,071,864     167,867,837      20,761,274
   Transfers to parent, net ...............     (3,514,846)     (4,244,140)       (778,958)
                                              ------------    ------------    ------------
Stockholder's equity at end of period .....   $164,062,532    $165,422,848    $ 21,907,775
                                              ============    ============    ============

See Notes to Interim Combined Financial Statements.

THE PACIFIC NORTHWEST PUBLISHING GROUP
A DIVISION OF ABC, INC.

INTERIM COMBINED BALANCE SHEET (UNAUDITED)

                                                                       Postacquisition
                                                                          June 29,
ASSETS                                                                      1997
-------------------------------------------------------------------------------------
Current Assets:
   Cash and cash equivalents .........................................   $    436,509
   Trade receivables, less allowance for doubtful accounts of $329,512      5,008,352
   Inventories .......................................................        493,362
   Deferred income taxes .............................................        400,000
   Prepaid expenses and other ........................................          8,969
                                                                         ------------
              Total current assets ...................................      6,347,192
                                                                         ------------

Investments ..........................................................         10,080
                                                                         ------------

Property and Equipment:
   Land and improvements .............................................      2,366,529
   Buildings and improvements ........................................      7,592,557
   Equipment .........................................................     14,053,975
                                                                         ------------
                                                                           24,013,061
   Less accumulated depreciation .....................................     11,642,702
                                                                         ------------
                                                                           12,370,359
                                                                         ------------

Intangibles, net of accumulated amortization of $5,383,333 ...........    148,114,378
                                                                         ------------
                                                                         $166,842,009
                                                                         ============


LIABILITIES AND STOCKHOLDER'S EQUITY
-------------------------------------------------------------------------------------
Current Liabilities:
   Accounts payable ..................................................   $    260,741
   Compensation and other accruals ...................................      1,856,277
   Unearned income ...................................................        662,459
                                                                         ------------
              Total current liabilities ..............................      2,779,477
                                                                         ------------


Stockholder's Equity .................................................    164,062,532
                                                                         ------------
                                                                         $166,842,009
                                                                         ============

See Notes to Interim Combined Financial Statements.

THE PACIFIC NORTHWEST PUBLISHING GROUP
A DIVISION OF ABC, INC.

INTERIM COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                      Postacquisition
                                                                 ---------------------------- Preacquisition
                                                                      Nine                        Four
                                                                  Months Ended      Five       Months Ended
                                                                    June 29,    Months Ended    January 28,
                                                                      1997      June 30, 1996      1996
-------------------------------------------------------------------------------------------------------------
Cash Provided by Operating Activities:
   Net income ...................................................  $ 3,505,514   $ 1,799,151   $ 1,925,459
   Adjustments to reconcile net income
      to net cash provided by operating
      activities:
      Depreciation ..............................................    1,108,378       565,798       437,172
      Amortization ..............................................    2,870,289     1,583,333       125,037
      Changes in assets and liabilities:
        (Increase) decrease in receivables ......................     (489,724)     (575,710)      400,977
        (Increase) decrease in inventory, prepared expenses and
        other
           and other ............................................      159,845       362,502      (163,041)
        Increase (decrease) in accounts payable, accrued expenses
           expenses and unearned income .........................     (565,460)    1,019,867    (1,395,681)
                                                                   -----------   -----------   -----------
              Net cash provided by operating activities .........    6,588,842     4,754,941     1,329,923
                                                                   -----------   -----------   -----------

Cash Required For Investing Activities:
   Purchase of property and equipment ...........................   (1,761,359)     (480,323)     (276,932)
   Acquisition ..................................................   (1,550,000)          - -           - -
                                                                   -----------   -----------   -----------
              Net cash required for  investing activities .......   (3,311,359)     (480,298)     (276,907)
                                                                   -----------   -----------   -----------

Cash Required For Financing Activities,
   transfers to parent company ..................................   (3,514,846)   (4,244,140)     (778,958)
                                                                   -----------   -----------   -----------

              Net increase (decrease) in
              cash and cash equivalents .........................     (237,363)       30,503       274,058

Cash and cash equivalents:
Beginning .......................................................      673,872       448,959       174,926
                                                                   -----------   -----------   -----------
Ending ..........................................................  $   436,509   $   479,462   $   448,984
                                                                   ===========   ===========   ===========

See Notes to Interim Combined Financial Statements.

THE PACIFIC NORTHWEST PUBLISHING GROUP
A DIVISION OF ABC, INC.

NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS (UNAUDITED)

--------------------------------------------------------------------------------

Note 1.  Nature of Business and Basis of Presentation

Nature of business:

The Pacific Northwest Publishing Group (the Group) is operated as a division of ABC, Inc., which is owned by The Walt Disney Company (Disney). The Group publishes two daily newspapers, six weekly newspapers, and sixteen specialty publications in Oregon, Washington, Utah, and Nevada. On June 30, 1997, ABC, Inc. transferred the assets and liabilities of the Group to Oregon News Media, Inc., Southern Utah Media, Inc., and Nevada Media, Inc.

Basis of presentation:

For all periods presented, the accounts of the Group were included in the publishing group of ABC, Inc. and were not presented on a combined basis as those of a separate reporting entity. Accordingly, the accounts included in the accompanying financial statements were of the ABC, Inc. historical accounting records. For all periods presented, the financial statements of the Group include the accounts of the above newspapers and specialty publications.

The accompanying unaudited interim financial statements include costs allocated by ABC, Inc. for certain functions and services they performed centrally. All allocations and estimates were based on assumptions ABC, Inc.'s management believed were reasonable in the circumstances. These allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Group had been operated as a separate entity.

The accompanying unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of managmeent, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the full year.

On February 9, 1996, Disney completed its acquisition of ABC, Inc. (formerly known as Capital Cities/ABC, Inc.) which owned the Group. The acquisition was accounted for as a purchase and the total purchase price allocated to the Group was approximately $168,000,000 based on the estimated fair value of the Group's net assets. The excess of the purchase price over the Group's net tangible assets, was approximately $152,000,000. This amount is amortized on a straight-line basis over forty years.

This change in ownership occurred as of an interim date. In the accompanying statements of income and division's equity and cash flows the periods captioned as "preacquisition" include those when the Group was owned by ABC, Inc., while the period identified as "postacquisition" represents the Group after it was acquired by Disney.

Note 2.  Subsequent Event

On July 25, 1997 Disney signed an agreement to sell the Group to Lee Enterprises, Incorporated. The transaction closed on September 8, 1997.

LEE ENTERPRISES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The unaudited pro forma consolidated financial statements presented on the following pages are based on the historical financial statements of the Company and reflect the pro forma effects of the acquisition of The Pacific Northwest Publishing Group (the Group). The acquisition was accounted for under the purchase method.

For purposes of the pro forma statements, the purchase price of the assets of the Group has been allocated to the acquired net assets based on information currently available with regard to the values of such net assets. Pro forma adjustments have been made only for those assets and liabilities which, based solely on preliminary estimates, may have fair values significantly different from historical amounts. As such, final adjustments to recorded amounts may differ significantly from the pro forma adjustments presented herein.

The unaudited pro forma consolidated statements of income for the year ended September 30, 1996 and the nine months ended June 30, 1997 were prepared as if the acquisition had occurred as of the beginning of the respective periods for the purposes of the consolidated statements of income and as if such an acquisition had occurred at the end of the period for purposes of the consolidated balance sheet.

These pro forma financial statements are not necessarily indicative of the results of operations that might have occurred had the acquisition taken place at the beginning of the period, or to project the Company's results of operations at any future date or for any future period. The pro forma statements should be read in connection with the notes thereto.

LEE ENTERPRISES, INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
June 30, 1997
(In Thousands)

                                                         The Pacific
                                              Lee         Northwest
                                          Enterprises,   Publishing    Pro Forma     Adjusted
                                          Incorporated      Group     Adjustments    Pro Forma
                                          ----------------------------------------------------
ASSETS
Current Assets:
   Cash and cash equivalents ............    $ 70,106    $    437    $(41,253) (a)   $ 29,290
   Trade receivables, net ...............      54,526       5,008         - -          59,534
   Inventories ..........................       2,021         493         - -           2,514
   Program rights and other .............      12,080         409         - -          12,489
                                             --------    --------    --------        --------
              Total current assets ......     138,733       6,347     (41,253)        103,827
                                             --------    --------    --------        --------

Investments:
   Associated companies .................      11,786         - -         - -          11,786
   Other ................................      11,552          10         - -          11,562
                                             --------    --------    --------        --------
                                               23,338         10          - -          23,348
                                             --------    --------    --------        --------

Property and Equipment, net .............     104,378      12,370       3,395 (b)     120,143
                                             --------    --------    --------        --------

Intangibles and Other Assets:
   Intangibles ..........................     238,796     148,115      18,795 (b)     405,706
   Other ................................       8,413         - -         - -           8,413
                                             --------    --------    --------        --------
                                              247,209     148,115      18,795         414,119
                                             --------    --------    --------        --------
                                             $513,658    $166,842    $(19,063)       $661,437
                                             ========    ========    ========        ========

See Notes to Unaudited Pro Forma Consolidated Financial Statements.


                                                       The Pacific
                                             Lee       Northwest
                                         Enterprises,  Publishing   Pro Forma     Adjusted
                                         Incorporated    Group     Adjustments   Pro Forma
                                        --------------------------------------------------
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current Liabilities:
   Notes payable and current
      maturities of long-term debt ......   $ 28,456   $     - -    $    - -      $ 28,456
   Accounts payable .....................     16,571         261         - -        16,832
   Compensation and other accruals ......     25,300       1,856         - -        27,156
   Income taxes payable .................      6,337         - -         - -         6,337
   Unearned income ......................     14,742         662         - -        15,404
   Dividends payable ....................      6,033         - -         - -         6,033
                                            --------   ---------    --------      --------
              Total current liabilities .     97,439       2,779         - -       100,218
                                            --------   ---------    --------      --------

Long-Term Debt, net of current maturities     27,021         - -     145,000 (a)   172,021
                                            --------   ---------    --------      --------

Deferred Items:
   Retirement and compensation ..........     12,482         - -         - -        12,482
   Income taxes .........................     40,783         - -         - -        40,783
                                            --------   ---------    --------      --------
                                              53,265         - -         - -        53,265
                                            --------   ---------    --------      --------

Stockholders' Equity:
   Capital stock:
      Common ............................     68,308         - -         - -        68,308
      Class B Common ....................     24,494         - -         - -        24,494
   Additional paid-in capital ...........     24,867         - -         - -        24,867
   Unearned compensation ................       (632)        - -         - -          (632)
   Division equity ......................        - -     164,063    (164,063) (c)      - -
   Retained earnings ....................    218,896         - -         - -       218,896
                                            --------   ---------    --------      --------
                                             335,933     164,063    (164,063)      335,933
                                            --------   ---------    --------      --------
                                            $513,658   $ 166,842    $(19,063)     $661,437
                                            ========   =========    ========      ========

LEE ENTERPRISES, INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
Year Ended September 29, 1996
(In Thousands Except Per Share Data)

                                                     The Pacific
                                           Lee       Northwest
                                       Enterprises,  Publishing    Pro Forma      Adjusted
                                       Incorporated     Group     Adjustments     Pro Forma
                                       -----------------------------------------------------
Operating revenue:
   Newspaper:
      Advertising ...................    $169,151     $ 38,026     $    - -       $207,177
      Circulation ...................      79,814        2,838          - -         82,652
      Other .........................      53,599        8,481          - -         62,080
   Broadcasting .....................     117,797          - -          - -        117,797
   Equity in net income of associated
      companies .....................       7,008          - -          - -          7,008
                                         --------     --------     --------       --------
                                          427,369       49,345          - -        476,714
                                         --------     --------     --------       --------
Operating expenses:
   Compensation costs ...............     153,076       17,698          - -        170,774
   Newsprint and ink ................      38,535        8,802          - -         47,337
   Depreciation .....................      16,236        1,325            5 (d)     17,566
   Amortization of  intangibles .....      11,563        2,658        3,519 (e)     17,740
   Other ............................     113,218        9,267          - -        122,485
                                         --------     --------     --------       --------
                                          332,628       39,750        3,524        375,902
                                         --------     --------     --------       --------

              Operating income ......      94,741        9,595       (3,524)       100,812
                                         --------     --------     --------       --------
Financial (income) expense:
   Interest expense .................       9,648          - -       10,150 (f)     19,798
   Financial (income) ...............      (2,609)        (109)       2,228 (f)       (490)
                                         --------     --------     --------       --------
                                            7,039         (109)      12,378         19,308
                                         --------     --------     --------       --------
              Income from continuing
              operations before taxes
              on income .............      87,702        9,704      (15,902)        81,504
Income taxes ........................      34,032        4,883       (7,331) (g)    31,584
                                         --------     --------     --------       --------
              Income from continuing
              operations ............    $ 53,670     $  4,821     $ (8,571)      $ 49,920
                                         ========     ========     ========       ========

Weighted average number of shares ...      47,991                                   47,991
                                         ========                                 ========

Earnings per share from continuing
   operations .......................    $   1.12                                 $   1.04
                                         ========                                 ========

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

LEE ENTERPRISES, INCORPORATED AND
SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS
OF INCOME
Nine Months Ended June 29, 1997
(In Thousands Except Per Share Data)

                                                   The Pacific
                                          Lee        Northwest
                                      Enterprises,  Publishing    Pro Forma        Adjusted
                                      Incorporated     Group     Adjustments      Pro Forma
                                      -----------------------------------------------------
Operating revenue:
   Newspaper:
      Advertising ...................    $134,319     $ 30,133     $    - -        $164,452
      Circulation ...................      60,219        2,129          - -          62,348
      Other .........................      42,084        5,951          - -          48,035
   Broadcasting .....................      92,095          - -          - -          92,095
   Equity in net income of associated
      companies .....................       5,431          - -          - -           5,431
                                         --------     --------     --------        --------
                                          334,148       38,213          - -         372,361
                                         --------     --------     --------        --------
Operating expenses:
   Compensation costs ...............     122,596       14,187          - -         136,783
   Newsprint and ink ................      22,838        5,465          - -          28,303
   Depreciation .....................      12,321        1,108         (110) (d)     13,319
   Amortization of  intangibles .....       8,108        2,870        1,763  (e)     12,741
   Other ............................      87,937        7,005          - -          94,942
                                         --------     --------     --------        --------
                                          253,800       30,635        1,653         286,088
                                         --------     --------     --------        --------

              Operating income ......      80,348        7,578       (1,653)         86,273
                                         --------     --------     --------        --------
Financial (income) expense:
   Interest expense .................       5,115          - -        7,613 (f)      12,728
   Financial (income) ...............      (3,143)         (91)       1,671 (f)      (1,563)
                                         --------     --------     --------        --------
                                            1,972          (91)       9,284          11,165
                                         --------     --------     --------        --------
              Income from continuing
              operations before taxes
              on income .............      78,376        7,669      (10,937)         75,108
Income taxes ........................      30,269        4,163       (5,454) (g)     28,978
                                         --------     --------     --------        --------
              Income from continuing
              operations ............    $ 48,107     $  3,506     $ (5,483)       $ 46,130
                                         ========     ========     ========        ========

Weighted average number of shares ...      47,488                                    47,488
                                         ========                                  ========

Earnings per share from continuing
   operations .......................    $   1.01                                  $   0.97
                                         ========                                  ========

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

LEE ENTERPRISES, INCORPORATED

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
(In Thousands)

--------------------------------------------------------------------------------

(a)  Reflect the financing plan and costs in connection therewith as follows:



Cash .................................................                  $ 41,253
Term loan ............................................                   145,000
                                                                        --------
                                                                        $186,253
                                                                        ========

(b) The Acquisition will be accounted for as a purchase, applying the provisions of Accounting Principles Board Opinion 16. The purchase price will be allocated to acquired assets and liabilities based on their relative fair values as of the closing date, determined using valuations and other studies which are not yet complete. The purchase price and preliminary allocation of such cost is as follows, assuming the Acquisition occurred on June 29, 1997:


Purchase price ...................................................      $186,253
Book value per historical financial statements ...................       164,063
                                                                        --------
      Excess of purchase price over net book value
      of assets acquired .........................................      $ 22,190
                                                                        ========

Allocated to:
   Property and equipment (1) ....................................      $  3,395
   Intangible assets .............................................        18,795
                                                                        --------
                                                                        $ 22,190
                                                                        ========

(1) The recorded value of acquired property and
    equipment will be ..........................................        $ 15,765
                                                                        ========

(c) The adjustment reflects the elimination of the historical divisional equity, as the acquisition will be accounted for using the purchase method of accounting.

                                                                                            Nine Month
                                                                              Year Ended   Period Ended
                                                                             September 29,   June 29,
                                                                                  1996          1997
                                                                             --------------------------

(d)  Adjust depreciation expense as follows:
        Record depreciation based upon fair values
           assigned to acquired assets .......................................   $  1,330      $   998
        Less previously recorded depreciation ................................     (1,325)      (1,108)
                                                                                 --------      -------
                                                                                 $      5      $  (110)
                                                                                 ========      =======

(e)  Adjust amortization of intangibles as follows:
        Record amortization of intangibles from a preliminary
           allocation of purchase price ......................................   $  6,177      $ 4,633
        Previously recorded amortization .....................................     (2,658)      (2,870)
                                                                                 --------      -------
                                                                                 $  3,519      $ 1,763
                                                                                 ========      =======

(f)  Adjust financial (income) expense as follows:
        Reduction of interest income as a result of
           $41,253 of investments being used to fund
           the acquisition at an average rate of 5.4% ........................   $  2,228      $  1,671
                                                                                 --------      --------
        Increase in interest expense related to the
           $145,000 of additional borrowings to fund
           the acquisition at an average rate of 7% ..........................   $ 10,150      $  7,613
                                                                                 --------      --------

(g)  Adjust income taxes as follows:
        Pretax income of Group ...............................................   $  9,704      $  7,669
        Purchase accounting adjustment .......................................    (15,902)     (10,937)
                                                                                 --------      --------
                   Adjusted taxable income ...................................   $ (6,198)     $ (3,268)
                                                                                 --------      --------

        Tax effect of 39.5% ..................................................   $ (2,448)     $ (1,291)
        Less previously reported tax expense .................................     (4,883)       (4,163)
                                                                                 --------      --------
                                                                                 $ (7,331)     $ (5,454)
                                                                                 ========      ========